EXHIBIT 10-AAii

AMENDMENT NUMBER 10 TO

TRANSFER AND ADMINISTRATION AGREEMENT

AMENDMENT NUMBER 10 TO TRANSFER AND ADMINISTRATION AGREEMENT (this “Amendment”), dated as of September 10, 2005 among TECH DATA CORPORATION, a Florida corporation (“Tech Data”), as collection agent (in such capacity, the “Collection Agent”), TECH DATA FINANCE SPV, INC., a Delaware corporation headquartered in California, as transferor (in such capacity, the “Transferor”), YC SUSI TRUST, a Delaware statutory trust (“SUSI Issuer”), LIBERTY STREET FUNDING CORP., a Delaware corporation, (“Liberty”), AMSTERDAM FUNDING CORPORATION, a Delaware corporation (“AFC”), FALCON ASSET SECURITIZATION CORPORATION, a Delaware corporation, (“Falcon” and collectively with the SUSI Issuer, Atlantic, Liberty, and AFC, the “Class Conduits”), THE BANK OF NOVA SCOTIA, a banking corporation organized and existing under the laws of Canada, acting through its New York Agency (“Scotia Bank”), as a Liberty Bank Investor and as agent for Liberty and the Liberty Bank Investors (in such capacity, the “Liberty Agent”), ABN AMRO BANK N.V., a banking corporation organized and existing under the laws of the Netherlands and acting through its Chicago Branch (“ABN AMRO”), as an AFC Bank Investor and as agent for AFC and the AFC Bank Investors (in such capacity, the “AFC Agent”), JPMORGAN CHASE BANK, N.A. (successor by merger to Bank One, N.A.), a national banking association (“JPMorgan Chase”), as a Falcon Bank Investor and as agent for Falcon and the Falcon Bank Investors (in such capacity, the “Falcon Agent”) and BANK OF AMERICA, NATIONAL ASSOCIATION, a national banking association (“Bank of America”), as agent for the SUSI Issuer, Liberty, AFC, Falcon, the SUSI Issuer Bank Investors, the Liberty Bank Investors, the AFC Bank Investors and the Falcon Bank Investors (in such capacity, the “Administrative Agent”), as a SUSI Issuer Bank Investor, as agent for the SUSI Issuer and the SUSI Issuer Bank Investors (in such capacity, the “SUSI Issuer Agent”) and Lead Arranger, amending that certain Transfer and Administration Agreement dated as of May 19, 2000, among the Transferor, the Collection Agent, the Class Conduits (as defined thereunder) and the Bank Investors (as amended to the date hereof, the “Original Agreement” and said agreement as amended hereby, the “Agreement”).

WHEREAS, the Transferor has requested that certain amendments be made to the Original Agreement

WHEREAS, the Agent, the Class Conduits, the Class Agents and the Bank Investors on the terms and conditions set forth herein, consent to such amendments; and

WHEREAS, capitalized terms used herein shall have the meanings assigned to such terms in the Original Agreement;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

SECTION 1. SECTION 1. Amendment to Section 1.1. Section 1.1 of the Original Agreement is hereby amended by adding in the appropriate alphabetical position the following:

“Responsible Officer” means, with respect to any Person, the president, the chief executive officer, the chief financial officer, treasurer or chief accounting officer of such Person.”

SECTION 2. Amendment of Section 5.1(a). Sections 5.1(a)(i), (ii) and (iii) of the Original Agreement are hereby deleted and replaced with the following:

“(i) Annual Reporting. Within ninety-five (95) days after the close of each of its fiscal years, for itself consolidated and consolidating unaudited balance sheets as at the close of such fiscal year and consolidated and consolidating profit and loss and reconciliation of surplus statements and a statement of cash flows for the period from the beginning of such fiscal year to the end of such fiscal year, all certified by one of its Responsible Officers.

(ii) Quarterly Reporting. Within fifty (50) days after the close of the first three quarterly periods of each of its fiscal years, for itself consolidated and consolidating unaudited balance sheets as at the close of each such period and consolidated and consolidating profit and loss and reconciliation of surplus statements and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by one of its Responsible Officers.

(iii) Compliance Certificate. Within ninety-five (95) days of the close of each of its fiscal years and within fifty (50) days of the close of each of the first three fiscal quarters of each of its fiscal years, a compliance certificate signed by one of its Responsible Officers stating that no Termination Event or Potential Termination Event exists for any Class, or if any Termination Event or Potential Termination Event exists for any Class, stating the nature and status thereof.”

SECTION 3. Amendment to Section 5.1(n). Section 5.1(n) of the Original Agreement is hereby deleted and replaced with the following (solely for convenience, changed language is italicized):

“(n) Legends. At all times from and after September 30, 2005, the Transferor shall cause each and every electronic representation of any Receivable (whether in disk, tape or other medium), as well as any paper printout of any such electronic records, to be clearly marked with the following legend: “ANY PROSPECTIVE PURCHASER OF THE ACCOUNTS DESCRIBED HEREIN OR ANY SECURED PARTY WITH RESPECT THERETO IS HEREBY NOTIFIED THAT AN INTEREST IN THESE ACCOUNTS HAS BEEN SOLD OR TRANSFERRED TO A THIRD PARTY LENDER, PURCHASER OR SECURED PARTY.” Such legend shall be in bold, in type face at least as large as 10 point and shall be entirely in capital letters.”

SECTION 4. Amendment of Section 5.3(a). Sections 5.3(a)(ii) and (iii) of the Original Agreement are hereby deleted and replaced with the following (solely for convenience, changed language is italicized):

“(ii) Quarterly Reporting. Within fifty (50) days after the close of the first three quarterly periods of each of its fiscal years, for itself consolidated and consolidating unaudited balance sheets as at the close of each such period and consolidated and consolidating profit and loss and reconciliation of surplus statements and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by one of its Responsible Officers.

(iii) Compliance Certificate. Together with the financial statements required hereunder, a compliance certificate signed by one of its Responsible Officers stating that no Termination Event or Potential Termination Event exists for any Class, or if any Termination Event or Potential Termination Event exists for any Class, stating the nature and status thereof and containing a computation of, and showing compliance with, each of the financial ratios and restrictions contained in this Agreement.”

SECTION 5. Amendment of Section 11.7. Section 11.7 of the Original Agreement is hereby deleted and replaced with the following:

“SECTION 11.7. Treatment of Certain Information; Confidentiality

Each of the Administrative Agent, the Class Investors and the Class Agents agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) solely in respect of Information relating to the Collection Agent’s servicing hereunder and the Receivables (including information relating to defaults, delinquencies, collection, payment and/or liquidation rates and concentrations), to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) among the Administrative Agent and the Bank Investors only, and in respect of Information relating to the Collection Agent’s servicing hereunder and the Receivables (including information relating to defaults, delinquencies, collection, payment and/or liquidation rates and concentrations), to any party hereto, (e) solely in respect of Information relating to the Collection Agent’s servicing hereunder and the Receivables (including information relating to defaults, delinquencies, collection, payment and/or liquidation rates and concentrations), in connection with the exercise of any remedies hereunder or under any other Transaction Document or any action or proceeding relating to this Agreement or any other Transaction Document or the enforcement of rights hereunder or thereunder, (f) solely in respect of Information relating to the Collection Agent’s servicing hereunder and the Receivables (including information relating to defaults, delinquencies, collection, payment and/or liquidation rates and concentrations), subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement or (ii) any potential Bank Investor, any related commercial paper issuer that finances a Class Conduit, any related Liquidity Provider or any related Credit Support Provider in relation to this Agreement, (g) solely in respect of Information relating to the Collection Agent’s servicing hereunder and the Receivables (including information relating to defaults, delinquencies, collection, payment and/or liquidation rates and concentrations), to any nationally recognized rating agency rating any Class Conduit’s Commercial Paper, (h) with the consent of the Collection Agent or the Transferor or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Class Investor, Class Agent or any of their respective Affiliates on a nonconfidential basis from a source other than the Collection Agent or the Transferor.

For purposes of this Section, “Information” means all information received from the Collection Agent or the Transferor relating to the Collection Agent or the Transferor or any of their respective businesses, other than any such information that is available to the

Administrative Agent, any Class Investor or Class Agent on a nonconfidential basis prior to disclosure by the Collection Agent or the Transferor, provided that, in the case of information received from the Collection Agent or the Transferor after the date of Amendment Number 10 to this Agreement, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Class Investors and the Class Agents acknowledges that (a) the Information may include material non-public information concerning the Collection Agent or the Transferor, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including Federal and state securities Laws.”

SECTION 6. Conditions Precedent. This Amendment shall not become effective until the day on which the Administrative Agent shall have received the following:

(a) A copy of this Amendment executed by each party hereto;

(b) A copy of the Resolutions of the Board of Directors of the Transferor and Tech Data certified by its Secretary approving this Amendment and the other documents to be delivered by the Transferor and Tech Data hereunder;

(c) A Certificate of the Secretary of the Transferor and Tech Data certifying the names and signatures of the officers authorized on its behalf to execute this Amendment and any other documents to be delivered by it hereunder (on which Certificates the Class Conduits, the Class Agents, the Administrative Agent and the Bank Investors may conclusively rely until such time as the Administrative Agent shall receive from the Transferor and Tech Data a revised Certificate meeting the requirements of this clause (c)).

SECTION 7. Special Obligor. The parties hereto agree and acknowledge that that as of the date hereof no Obligor is designated as a Special Obligor.

SECTION 8. Representations and Warranties. The Transferor hereby makes to the Class Investors, the Class Agents and the Administrative Agent, on and as of the date hereof, all of the representations and warranties set forth in Section 3.1 of the Original Agreement. In addition, the Collection Agent and the Guarantor hereby make to the Class Investors, the Class Agents and the Administrative Agent, on the date hereof, all the representations and warranties set forth in Section 3.3 of the Original Agreement.

SECTION 9. Successors and Assigns. This Amendment shall bind, and the benefits hereof shall inure to the parties hereof and their respective successors and permitted assigns;

SECTION 10. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE TRANSFEROR HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 11. Severability; Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. Any provisions of this Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 12. Captions. The captions in this Amendment are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

SECTION 13. Ratification. Except as expressly affected by the provisions hereof, the Original Agreement as amended by this Amendment shall remain in full force and effect in accordance with its terms and ratified and confirmed by the parties hereto. On and after the date hereof, each reference in the Original Agreement to “this Agreement”, “hereunder”, “herein” or words of like import shall mean and be a reference to the Original Agreement as amended by this Amendment.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first written above.

TECH DATA FINANCE SPV, INC.,
as Transferor

By:	/s/ Jeffery P. Howells
Name:	Jeffery P. Howells
Title:	Executive Vice President and Chief
Financial Officer

TECH DATA CORPORATION, as Collection Agent

By:	/s/ Jeffery P. Howells
Name:	Jeffery P. Howells
Title:	Executive Vice President and Chief
Financial Officer

YC SUSI TRUST

By:	Bank of America, National Association, as
Administrative Trustee of YC SUSI Trust

By:	/s/ John Zeszutek
Name:	John Zeszutek
Title:	Vice President

LIBERTY STREET FUNDING CORP.

By:	/s/ Andrew L. Stidd
Name:	Andrew L. Stidd
Title:	President

AMSTERDAM FUNDING CORPORATION

By:	/s/ Andrew L. Stidd
Name:	Andrew L. Stidd
Title:	President

FALCON ASSET SECURITIZATION
CORPORATION

By:	/s/ Maureen E. Marcon
Name:	Maureen E. Marcon
Title:	Authorized Signatory

BANK OF AMERICA, NATIONAL
ASSOCIATION, as Administrative Agent,
SUSI Issuer Agent and as a SUSI Issuer Bank Investor

By:	/s/ John Zeszutek
Name:	John Zeszutek
Title:	Vice President

THE BANK OF NOVA SCOTIA, as Liberty
Agent and as a Liberty Bank Investor

By:	/s/ J. Alan Edwards
Name:	J. Alan Edwards
Title:	Managing Director

ABN AMRO BANK N.V., as AFC Agent and as an AFC Bank Investor

By:	/s/ Michael McIntyre
Name:	Michael McIntyre
Title:	Vice President

By:	/s/ Kevin G. Pilz
Name:	Kevin G. Pilz
Title:	Vice President

JPMORGAN CHASE BANK, N.A.
(successor by merger to Bank One, N.A.), as Falcon Agent and as a Falcon Bank Investor

By:	/s/ Maureen E. Marcon
Name:	Maureen E. Marcon